Exhibit 99.1

NV5 ANNOUNCES STRONGEST FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS TO DATE

Hollywood, FL – March 10, 2015 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the fourth quarter and year ended December 31, 2015.

Full-Year 2015 Financial Highlights

●	Full-Year 2015 Total Revenues increased 43% to $156 Million from $109 Million

●	Full-Year 2015 Organic Growth was 9%

●	EBITDA was $17.2 million or 14% of Net Revenues up from $10.2 million or 12% of Net Revenues for 2014

●	Full-Year 2015 Gross Profit was 45%, compared to 42% for the full-year 2014

●	Full-Year 2015 Net Income increased 74% to $8.5 Million from $4.9 Million

●	GAAP EPS for 2015 increased 36% to $1.18 compared to $0.87 for 2014 and Adjusted EPS for 2015 increased 36% to $1.41 compared to $1.03 for 2014

●	Full-Year 2016 Revenue Guidance of $220 Million to $230 Million, GAAP EPS Guidance of $1.40 to $1.54, and Adjusted EPS Guidance of $1.67 per share to $1.81 per share

●	Backlog of $155.3 million as of December 31, 2015 compared to $82.1 million as of December 31, 2014

Fourth Quarter 2015 Financial Highlights

●	Total Revenues for the quarter increased 47% year-over-year to $42.6 million and Gross Revenues – GAAP for the quarter increased 47% year-over-year to $42.3 million
●	Organic revenue growth for the fourth quarter of 2015 was 3%
●	EBITDA for the quarter was $5.2 million or 16% of Net Revenues up from $3.0 million or 14% of Net Revenues for the fourth quarter of 2014
●	Gross Profit for the quarter was 45% compared to 39% for the fourth quarter of 2014
●	Net income for the quarter increased 90% to $2.7 million from $1.4 million for the fourth quarter of 2014
●

GAAP EPS for the quarter increased 32% to $0.33 over 8.0 million shares compared to $0.25 over 5.7 million shares in the fourth quarter of 2014, and Adjusted EPS for the quarter increased 38% to $0.41 compared to $0.30 in the fourth quarter of 2014

“We experienced a transformative year at NV5 characterized chiefly by margin growth from cross-selling and synergy among our five service verticals and strategic growth from four key acquisitions we completed in 2015,” said Dickerson Wright, PE, Chairman and CEO of NV5. “We posted another set of record financial results for the fourth quarter of 2015. Our organic growth of 9% for the full year 2015 far exceeded our industry’s standard. However, a downturn in our natural gas pipeline services business, while it represents less than 10% of total revenues, resulted in organic growth of 3% for the quarter. We anticipate organic growth for the full year of 2016 to similar to organic growth for the full year of 2015.”

Total Revenues for the fourth quarter of 2015 were $42.6 million, a 47% increase from the fourth quarter of 2014. Total Revenues includes intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the fourth quarter of 2015 were $42.3 million, a 47% increase from the fourth quarter of 2014. Net Revenue for the fourth quarter of 2015 was $33.8 million, an increase of 58% from the fourth quarter of 2014.

EBITDA for the fourth quarter of 2015 was $5.2 million or 16% of Net Revenues, an increase of 72% up from $3.0 million or 14% of net revenues for the fourth quarter of last year.

Net income for the fourth quarter of 2015 was $2.7 million, or $0.33 per diluted share, up from net income of $1.4 million, or $0.25 per diluted share in the fourth quarter of 2014. Adjusted EPS for the fourth quarter of 2015 was $0.41 vs. $0.30 per share in the fourth quarter of 2014.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 8,028,685 for the fourth quarter of 2015, compared to weighted-average shares outstanding of 5,736,533 for the fourth quarter of 2014. Included in the weighted-average shares outstanding for the fourth quarter of 2015, is the addition of 1.6 million shares issued from our secondary offering on May 28, 2015.

Regarding the results for the full year 2015, Total Revenues for 2015 were $155.9 million, a 43% increase from 2014. Gross Revenues – GAAP for 2015 increased 43% to $154.7 million, compared with $108.4 million reported for 2014. Net Revenue for the full year ended December 31, 2015 was $123.7 million, an increase of 49% for 2014. Our organic growth for 2015 was 9%.

EBITDA for 2015 was $17.2 million or 14% of Net Revenues, up from $10.2 million or 12% of Net Revenues for 2014.

Net income for 2015 was $8.5 million, or $1.18 per diluted share, up from net income of $4.9 million, or $0.87 per diluted share for 2014. Adjusted EPS for 2015 was $1.41 vs. $1.03 for 2014.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 7,215,898 for 2015 compared to weighted-average shares outstanding of 5,592,010 for 2014. Included in the weighted-average shares outstanding for 2015, is the addition of 1,644,500 shares issued from our secondary offering on May 28, 2015.

Cash flow from operating activities increased $4.6 million for 2015 compared to 2014. Cash flow from operating activities for 2015 was $6.0 million, compared $1.4 million for 2014. At December 31, 2015, cash and cash equivalents were $23.5 million compared to $6.9 million as of December 31, 2014.

At December 31, 2015, the Company reported backlog of $155.3 million, an increase of 89% from $82.1 million as of December 31, 2014.

2016 Outlook

The Company’s guidance for full-year 2016 Total Revenues, including the impact of acquisitions closed through February 29, 2016, ranges from $220 million to $230 million, which represents an increase of 41% to 48% from 2015 Total Revenues of $155.9 million. The Company expects that full-year 2016 GAAP EPS will range from $1.40 per share to $1.54 per share. Furthermore, the Company expects that full-year 2016 Adjusted EPS will range from $1.67 per share to $1.81 per share. This guidance for Total Revenues, GAAP EPS and Adjusted EPS excludes anticipated acquisitions for the remainder of 2016.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of using a third-party sub-consultant. Therefore, the Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provides a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS provided at the end of this news release.

NV5’s definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share

Conference Call

NV5 will host a conference call to discuss its fourth quarter 2015 financial results at 4:30 p.m. (Eastern Time) on March 10, 2016.

Date:	Thursday, March 10, 2016
Time:	4:30 p.m. Eastern
Toll-free dial-in number:	+1 877-311-4180
International dial-in number:	+1 616-548-5594
Conference ID:	45760259
Webcast:	http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

A replay of the conference call will be available approximately one hour following the conclusion of the call through March 17, 2016. To access the replay via telephone, please dial:

Toll-free replay number:	+1 855-859-2056
International replay number:	+1 404-537-3406
Replay PIN number:	45760259

The conference call will also be webcast live and available for replay via the investors section of the NV5 website, www.NV5.com.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, engineering and support services, energy, program management, and environmental solutions. The Company operates 53 offices in 21 states nationwide, and is headquartered in Hollywood, Florida. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact
NV5 Global, Inc.
Lauren Wright, PhD

Director of Investor Relations
Tel: +1-408-392-7233
Email: ir@nv5.com

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$23,476	$6,872
Accounts receivable, net of allowance for doubtful accounts of $1,536 and $845 as of December 31, 2015 and 2014, respectively	47,747	27,015
Prepaid expenses and other current assets	1,092	1,224
Deferred income tax assets	1,440	358
Total current assets	73,755	35,469
Property and equipment, net	3,091	1,625
Intangible assets, net	12,367	5,221
Goodwill	21,679	11,142
Other assets	877	810
Deferred income tax assets	-	1,123
Total Assets	$111,769	$55,390

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,658	$5,335
Accrued liabilities	9,564	4,763
Income taxes payable	813	1,157
Billings in excess of costs and estimated earnings on uncompleted contracts	293	277
Client deposits	110	121
Current portion of contingent consideration	458	618
Current portion of stock repurchase obligation	-	372
Current portion of notes payable	4,347	2,878
Total current liabilities	22,243	15,521
Contingent consideration, less current portion	821	323
Stock repurchase obligation, less current portion	-	563
Notes payable, less current portion	6,360	3,378
Deferred income tax liabilities	1,582	-
Total liabilities	31,006	19,785

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 8,214,627 and 5,754,959 shares issued and outstanding as of December 31, 2015 and 2014, respectively	81	58
Additional paid-in capital	62,260	25,617
Retained earnings	18,422	9,930
Total stockholders’ equity	80,763	35,605
Total liabilities and stockholders’ equity	$111,769	$55,390

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Years Ended
	December 31	December 31	December 31	December 31,
	2015	2014	2015	2014

Gross revenues	$42,320	$28,740	$154,655	$108,382

Direct costs:
Salaries and wages	14,565	10,006	53,687	36,976
Sub-consultant services	6,088	4,858	21,394	15,996
Other direct costs	2,676	2,712	10,796	10,229

Total direct costs	23,329	17,576	85,877	63,201

Gross Profit	18,991	11,164	68,778	45,181

Operating Expenses:
Salaries and wages, payroll taxes and benefits	9,473	5,215	34,731	22,887
General and administrative	2,768	2,104	11,930	8,865
Facilities and facilities related	1,521	804	4,950	3,198
Depreciation and amortization	1,022	546	3,468	1,988
Total operating expenses	14,784	8,669	55,079	36,938

Income from operations	4,207	2,495	13,699	8,243

Other expense:
Interest expense	(32)	(55)	(212)	(274)
Total other expense	(32)	(55)	(212)	(274)

Income before income tax expense	4,175	2,440	13,487	7,969
Income tax expense	(1,503)	(1,032)	(4,995)	(3,076)
Net income	$2,672	$1,408	$8,492	$4,893

Earnings per share:
Basic	$0.35	$0.27	$1.25	0.96
Diluted	$0.33	$0.25	$1.18	0.87

Weighted average common shares outstanding:
Basic	7,719,664	5,147,600	6,773,135	5,102,058
Diluted	8,028,685	5,736,533	7,215,898	5,592,010

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Years Ended
	December 31, 2015	December 31, 2014
Cash Flows From Operating Activities:
Net income	$8,492	$4,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,468	1,988
Provision for doubtful accounts	164	(136)
Stock compensation	1,696	752
Change in fair value of contingent consideration	(335)	18
Loss on disposal of leasehold improvements	-	64
Excess tax benefit from stock based compensation	(1,536)	-
Deferred income taxes	(666)	247
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(4,846)	(7,591)
Prepaid expenses and other assets	601	(645)
Accounts payable	(3,830)	1,316
Accrued liabilities	1,479	399
Income taxes payable	1,243	392
Billings in excess of costs and estimated earnings on uncompleted contracts	16	(124)
Client deposits	26	(153)
Net cash provided by operating activities	5,972	1,420

Cash Flows From Investing Activities:
Cash paid for acquisitions	(10,427)	(4,650)
Purchase of property and equipment	(601)	(825)
Net cash used in investing activities	(11,028)	(5,475)

Cash Flows From Financing Activities:
Proceeds from public offerings	32,068	-
Payments for public offering costs	(2,649)	-
Exercise of warrants costs	(216)	-
Payments on notes payable	(10,797)	(1,999)
Payments of contingent consideration	(533)	(233)
Excess tax benefit from stock based compensation	1,536	-
Payments of debt issuance costs	-	(27)
Payments on stock repurchase obligation	(935)	(687)
Proceeds from exercise of warrants	3,186	5
Net cash provided by (used in) financing activities	21,660	(2,941)

Net increase (decrease) in Cash and Cash Equivalents	16,604	(6,996)
Cash and cash equivalents – beginning of period	6,872	13,868
Cash and cash equivalents – end of period	$23,476	$6,872

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Years Ended
	December 31, 2015	December 31, 2014
Supplemental disclosures of cash flow information:
Cash paid for interest	$185	$186
Cash paid for income taxes	$4,371	$1,767

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$1,307	$286
Notes and stock payable for acquisitions	$9,250	$4,010
Stock issuance for acquisitions	$900	$1,046
Payment of contingent consideration with common stock	$100	$100
Landlord-funded leasehold improvements	$-	$137

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES AND NET REVENUES

(Unaudited)

(in thousands)

	Three Months Ended		Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014

Gross Revenues - GAAP	$42,320	$28,740	$154,655	$108,382

Add: Intercompany revenues in lieu of sub-consultants	228	227	1,262	705
Total Revenues	$42,548	$28,967	$155,917	$109,087

Less: Sub-consultant services	6,088	4,858	21,394	15,996
Other direct costs	2,676	2,712	10,796	10,229
Net Revenues	$33,784	$21,397	$123,727	$82,862

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014

Net Income	$2,672	$1,408	$8,492	$4,893

Add: Interest expense	32	55	212	274
Income tax expense	1,503	1,032	4,995	3,076
Depreciation and Amortization	1,022	546	3,468	1,988
EBITDA	$5,229	$3,041	$17,167	$10,231

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(Unaudited)

	Three Months Ended		Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014

Net Income - per diluted share	$0.33	$0.25	$1.18	$0.87

Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.13	0.10	0.36	0.26
Income tax expense	(0.05)	(0.04)	(0.13)	(0.10)

Adjusted EPS	$0.41	$0.30	$1.41	$1.03